UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cypress Semiconductor Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 5, 2017, Cypress Semiconductor Corporation issued the following press release.

Cypress Reschedules Date of 2017 Annual Meeting of Stockholders

Provides Additional Information to Investors in Supplemental Proxy Materials

SAN JOSE, Calif., June 5, 2017 – Cypress Semiconductor Corporation (“Cypress” or the “Company”) (NASDAQ: CY) announced that the date of the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) has been rescheduled to June 20, 2017 to comply with a Delaware Court of Chancery order to delay the holding of the Annual Meeting until certain supplemental disclosures are made.   Accordingly, the Annual Meeting will convene on June 8, 2017, at 10:00 a.m. Pacific Daylight Time, as previously announced, solely for the purpose of adjourning the Annual Meeting and the adjourned Annual Meeting will take place on June 20, 2017 at 10:00 a.m. Pacific Daylight Time. Stockholders of record as of April 18, 2017 will be entitled to vote at the meeting.

The Company issued the following statement:

“On June 2, Cypress provided additional information to investors in supplemental proxy materials and rescheduled the Annual Meeting to June 20.  Our Board is committed to good governance and transparency, and the supplemental filing simply provides additional detail on facts we have previously shared with our stockholders.  We are disappointed by Rodgers’ continued efforts to mischaracterize the Cypress Board as disingenuous and with his false assertions about the timing of our proxy filings.  The facts remain clear and we believe the choice for our stockholders is simple:  vote the WHITE card today to protect your investment.  If you have already voted and do not wish to change your vote, you do not need to do anything.”

If you have any questions, or need assistance voting your WHITE proxy card, please contact:

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Telephone: (212) 297-0720

Toll-Free: (877) 285-5990

Email: cyinfo@okapipartners.com

About Cypress

Cypress is a leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products.  Cypress’ programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first.  Cypress is committed to providing customers with support and engineering resources that enable innovators and out-of-the-box thinkers to disrupt markets and create new product categories.  To learn more, go to www.cypress.com.

Forward-Looking Statements

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to statements related to: the composition of our Board of Directors; our 2017 Annual Meeting of Stockholders; our corporate governance policies and practices; and our plans to file certain materials with the SEC. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to:  the uncertainty of litigation; our ability to execute on our Cypress 3.0 strategy; global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions; our ability to attract and retain key personnel; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Contacts:

For Media:

Sard Verbinnen & Co

Ron Low/John Christiansen

(415) 618-8750

cypress-svc@sardverb.com

For Investors:

Okapi Partners LLC

Bruce Goldfarb/Pat McHugh/Tony Vecchio

(877) 285-5990

info@okapipartners.com